                                                                      EXHIBIT 23


                       CONSENT OF THE INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Capital One Financial Corporation of our report dated January 16, 2003, included in the 2002 Annual Report to Shareholders of Capital One Financial Corporation.

We consent to the incorporation by reference in the Registration Statements of Capital One Financial Corporation, as listed below, of our report dated January 16, 2003, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2002.

   Registration
    Statement
     Number               Form                    Description
  -------------------------------------------------------------------------------------
     33-80263           Form S-8            Marketing and Management Services Agreement
     33-86986           Form S-8            1994 Stock Incentive Plan
     33-91790           Form S-8            1995 Non-Employee Directors Stock Incentive Plan
     33-97032           Form S-8            Amendment to 1994 Stock Incentive Plan
     33-99748           Form S-3            Dividend Reinvestment and Stock Purchase Plan
     333-42853          Form S-8            1994 Stock Incentive Plan
     333-51637          Form S-8            1994 Stock Incentive Plan
     333-57317          Form S-8            1994 Stock Incentive Plan,
                                            1998 Special Option Program
     333-60831          Form S-3            Acquisition of Summit Acceptance Corporation
     333-78067          Form S-8            1994 Stock Incentive Plan
     333-78609          Form S-8            1999 Stock Incentive Plan
     333-78635          Form S-8            1999 Non-Employee Directors Stock Incentive Plan
     333-85227          Form S-3            Debt Securities, Preferred Stock and Common Stock
                                            in the amount of $1 billion
     333-91327          Form S-8            1994 Stock Incentive Plan
     333-92345          Form S-8            1994 Stock Incentive Plan
     333-43288          Form S-8            1994 Stock Incentive Plan
     333-58628          Form S-8            1994 Stock Incentive Plan
     333-61574          Form S-3            Registration of Securities for Resale
     333-72832          Form S-8            1994 Stock Incentive Plan
     333-72820          Form S-8            1999 Non-Employee Stock Incentive Plan
     333-72832          Form S-3            Registration of Securities for Resale by Selling
                                            Stockholders in PeopleFirst Acquisition
     333-76726          Form S-8            1994 Stock Incentive Plan
     333-72820          Form S-8            1999 Non-Employee Directors Stock Incentive
     333-82228          Form S-3            Common Stock, Debt Securities, Preferred Stock, Stock
                                            Purchase Contracts, and Equity Units in the amount of
                                            $1,787,000,000
     333-97127          Form S-8            2002 Associate Savings Plan
     333-97125          Form S-3            2002 Dividend Reinvestment Stock Purchase Plan
     333-97123          Form S-8            2002 Non-Executive Officer Stock Incentive Plan
     333-97119          Form S-3            Common Stock, Debt Securities, Preferred Stock, Stock Purchase Contracts &
                                            Equity Units in the amount of $2 Billion
     333-100488         Form  S-8           2002 Associate Stock Purchase Plan



                                                /s/ ERNST & YOUNG LLP


McLean, Virginia
March 13, 2003